Exhibit 10.4

PERFORMANCE STOCK UNIT AGREEMENT PURSUANT TO
PETMED EXPRESS, INC. 2022 EMPLOYEE EQUITY COMPENSATION PLAN

THIS PERFORMANCE STOCK UNIT AGREEMENT (“Agreement”) is made this ___ day of ____, 202_ by and between _______________ (the "Participant") and PetMed Express, Inc., a Florida corporation, on behalf of itself, its subsidiaries and affiliates (collectively, the "Company") pursuant to the Company's 2022 Employee Equity Compensation Plan (the "2022 Plan").

WHEREAS, the Company desires to award the Participant performance stock units representing the right to receive shares of the Company’s common stock upon the achievement of performance goals, subject to the terms and conditions as hereinafter provided, in accordance with the provisions of the 2022 Plan, the terms of which are incorporated by reference herein, and a copy of the 2022 Plan is being provided to the Participant herewith.

NOW THEREFORE, in consideration of the foregoing and the mutual undertakings herein contained, the parties hereto agree as follows:

1. Grant of Performance Stock Units. In accordance with the terms of the 2022 Plan and subject to the further terms, conditions and restrictions contained in this Agreement, the Company hereby grants to the Participant _______ performance stock units (the "Performance Stock Units"), each of which represents the right to receive one share of the Company's common stock, par value $.001 per share (the "Common Stock") upon vesting as described herein.

2. Adjustments. In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee shall make equitable adjustments in the Performance Stock Units corresponding to adjustments made by the Committee in the number and class of shares of Common Stock which may be issued under the 2022 Plan. The adjusted award shall be subject to the same terms, conditions, and restrictions as described herein.

3. No Transfer. The Performance Stock Units may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered or disposed of.

4. Vesting and Forfeiture. (a) Except as provided in subsection (b) below or in the Plan, the Performance Stock Units granted under this Agreement shall vest on ____________, provided that:

•[insert performance goal]; and

•the Participant is continuously employed by, or in the service of, the Company on the vesting date.

(b) In the event that a Participant's employment with the Company terminates as a result of his or her death or Disability (as defined in the 2022 Plan), then the Performance Stock Units shall become fully vested as of the date of the Participant’s termination.

(c) For clarity, if the Participant’s employment with the Company terminates for any reason other than his or her death or Disability, then (except as otherwise provided in the 2022 Plan), any Performance Stock Units that are unvested as of the date of the Participant’s termination shall be forfeited and no payment will be due thereunder.

(d) Notwithstanding the terms of Section 7(b) of the Plan, the Performance Stock Units granted under this Agreement will not vest upon a Change of Control unless the Board or Committee, in connection with such Change of Control, expressly provides for the vesting of such Performance Stock Units.

5. Settlement. Upon vesting, the Company shall, as soon as practicable thereafter (but in no event later than the 15th day of the third month following the end of the fiscal year in which vesting occurs), deliver to the Participant, or to the Participant's personal representative, a number of shares of Common Stock equal to the number of Restricted Stock Units that vested in either certificate or electronic form.

6. Shareholder Rights. The Participant will not be deemed for any purposes to be a stockholder of the Company with respect to any of the Performance Stock Units (including with respect to voting or dividends) unless and until a certificate for shares of Common Stock is issued upon vesting of the Performance Stock Units.

7. Withholding Requirements. The Company shall have the right to withhold from sums due to the Participant, or to require the Participant to remit to the Company, an amount sufficient to satisfy any Federal, state or local withholding tax requirements associated with the grant, vesting or settlement of the Performance Stock Units. In addition, upon the Participant’s request and subject to approval by the Committee, and compliance with any applicable legal conditions or restrictions, the Committee may determine in its sole discretion that Participant may satisfy Participant’s personal income tax obligation (at a percentage rate greater than the tax withholding obligation of the Company) by electing to have the Company withhold from the shares of Common Stock to be issued to Participant upon settlement of the Performance Stock Units or pay the tax obligation of Participant from the sales proceeds pursuant to a broker-assisted “same day sale”, or “sell to cover” transaction, for that number of shares having a fair market value equal to the amount Participant elects to be withheld. For this purpose, the fair market value of the shares of Common Stock to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). All elections by Participant to have shares withheld to satisfy Participant’s personal income tax withholding obligations shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions: (a) the election must be made on or prior to the applicable Tax Date; (b) once made, the election shall be irrevocable as to the portion of the award as to which the election is made; and (c) all elections shall be subject to the consent or disapproval of the Committee.

8. Effect of Employment. Nothing contained in this Agreement shall confer upon the Participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of the Participant.

9. Amendment. This Agreement may not be amended or modified except with the consent of the Committee and by a written instrument duly executed by the Participant and the Company, except as may be permitted by the Plan.

10. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns. Participant acknowledges receipt of a copy of the 2022 Plan, which is annexed hereto, represents that he or she is familiar with the terms and provisions thereof and accepts the award of Performance Stock Units hereunder subject to all of the terms and conditions thereof and of this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee upon any questions arising under the 2022 Plan or this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Participant have each executed and delivered this Agreement as of the date first above written.

COMPANY:

__________________________________
______________[name and title]

PARTICIPANT:

___________________________
______________[name]
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